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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-75714 and Form S-8 No. 333-106486, No.333-42165, No.
333-70043, No. 333-83260, No. 333-80399, No. 333-75784 and No. 333-75754) of
Group 1 Automotive, Inc. of our report dated February 26, 2004, with respect to the consolidated financial statements of Group 1 Automotive, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                  /s/ Ernst & Young LLP

Houston, Texas
March 11, 2004